UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 14, 2017

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 810

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On July 14, 2017, Visualant, Incorporated (the “Company”) entered into amendments to two demand promissory notes, totaling $600,000, and a note payable for $200,000 related to the Umpqua Bank Business Loan Agreement with Mr. Erickson, our Chief Executive Officer and/or entities in which Mr. Erickson has a beneficial interest. The amendments extend the due date from March 31, 2017 to September 30, 2017 and continue to provide for interest of 3% per annum and a second lien on company assets if not repaid by September 30, 2017 or converted into convertible debentures or equity on terms acceptable to the Holder.

The foregoing description of the Amendment 10 to Demand Promissory Note, Amendment 11 to Demand Promissory Note and Amendment 12 to Demand Promissory Note is qualified in its entirety by reference to the Amendments attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 are incorporated by reference into this 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Amendment 10 to Demand Promissory Note dated July 14, 2017 by and between Visualant, Incorporated and J3E2A2Z LP.

10.2	Amendment 11 to Demand Promissory Note dated July 14, 2017 by and between Visualant, Incorporated and J3E2A2Z LP.

10.3	Amendment 12 to Demand Promissory Note dated July 14, 2017 by and between Visualant, Incorporated and J3E2A2Z LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO

July 18, 2017